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                                                                   Exhibit 10.12

                                 THIRD AMENDMENT
                                     TO THE
                 BIRDS EYE FOODS EXCESS BENEFIT RETIREMENT PLAN

     This Amendment is adopted by Birds Eye Foods, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (sometimes referred to herein as the "Employer").

                                   WITNESSETH

     WHEREAS, the Employer had adopted the BIRDS EYE FOODS EXCESS BENEFIT RETIREMENT PLAN (the "Plan") which was amended and restated effective December 1, 2000, and

     WHEREAS, the Employer has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

     WHEREAS, the Employer now wishes to amend the Plan,

     NOW, THEREFORE, said Plan is amended effective August 19, 2004 to add
Section VII as follows:

                                   SECTION VII

                                STEPHEN R. WRIGHT

7.1 This Plan will provide the following additional benefits to Stephen R. Wright contingent upon his satisfaction of the eligibility requirements stated herein.

7.2 Mr. Wright will continue to accrue benefits under the provisions of this Plan from the date of his termination of employment from Birds Eye Foods, Inc. on August 19, 2004 through September 28, 2006, provided that he continues to be employed during that time by Pro-Fac Cooperative, Inc. If Mr. Wright's employment with Pro-Fac Cooperative, Inc. ends prior to September 28, 2006, his accrual of benefit under this Plan will end coincident with his termination of employment with Pro-





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     Fac Cooperative, Inc. This Plan benefit will be calculated as though he had continued employment with Birds Eye Foods, Inc., and earned an annual base salary of $234,000. The accrued normal retirement benefit from this Plan will be offset by the value of Mr. Wright's accrued normal retirement benefit in the Basic Plan.

7.3 This Plan benefit will commence to be paid to Mr. Wright on November 1, 2006, reduced for early retirement as provided under the Plan, and further reduced, if required, to accommodate his choice of optional form of payment under the Plan.

7.4 Mr. Wright's additional benefit accrual opportunities in this Plan are limited to those stated in this Section VII. All other provisions of this Plan, including but not limited to early retirement reduction factors and available optional forms of payment, are unchanged.

     IN WITNESS WHEREOF, this Amendment has been executed this 18th day of July, 2005.

                                        BIRDS EYE FOODS, INC.


                                        By: /s/ Lois Warlick-Jarvie
                                            ------------------------------------
                                        Title: Vice President Human Resources